Exhibit 10.6
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                       Thomas Lamb, Barrister & Solicitor
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                              3715 West 14th Avenue
                              Vancouver, BC, Canada
                                     V6R 2W8




March 31, 2004

                             TO WHOM IT MAY CONCERN:
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I hereby agree to loan up to  U.S.$75,OOO.OO  to Europa  Trade Agency Ltd.  (the
"Company") on an as-needed basis to fund business operations and expenses of the Company during the twelve month time period beginning with the date of this letter.

The terms of such loan will be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 1%.


Yours truly,

/s/ Thomas Lamb

Thomas Lamb
President, Europa Trade Agency Ltd.